EX-35.3
(logo) PHH Mortgage

4001 Leadenhall Road
Mt. Laurel, NJ 08054


February 28, 2008



Re: Supplemental Servicer Compliance Statement

Attention: Aurora Loan Services
Deal Name: see Schedule A
PHH Investor code: see Schedule A

Dear Sir and/or Madame:

This statement of compliance is being provided in accordance with Item 1123 of Regulation AB. The Undersigned hereby states that:

1. I am an authorized officer of PHH Mortgage Corporation (the "Servicer");

2. A review of the Servicer's activities during the period from January 1, 2007 through December 31, 2007 (the "Reporting Period") and its performance under the Agreement has been made under my supervision; and

3. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.



By: /s/ Marc J. Hinkle
Name: Marc J. Hinkle
Title: Vice President


(page)


Schedule A

PHH Investor ID         Deal name

279                     SASCO 2007-GEL2
528                     SASCO 2006-RF2
538                     LMT 2006-6
581                     SARM 2006-4
583                     LMT 2007-10
589                     SARM 2006-9
592                     SASCO 2007-SC1
593                     LXS 2006-15
601                     SARM 2006-10
602                     LMT 2006-7
617                     SASCO 2006-GEL4
661                     LXS 2006-19
669                     LMT 2006-8
676                     SARM 2006-12
698                     LMT 2007-5
755                     SARM 2006-5
805                     LMT 2006-02
807                     SARM 2006-3
852                     SARM 2007-3
891                     SASCO 2007-RF2
912                     LMT 2007-9
920                     LMT 2007-6
928                     SASCO 2006-GEL2
966                     SASCO 2006-GEL1